Exhibit 107

CALCULATION OF REGISTRATION FEE TABLE

Form S-3

(Form Type)

SRM Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

												Filing
												Fee
												Previously
												Paid In
												Connection
												with
			Fee		Proposed						Carry	Unsold
			Calculation		Maximum	Maximum			Carry	Carry	Forward	Securities
			or Carry		Offering	Aggregate		Amount of	Forward	Forward	Initial	to be
	Security	Security	Forward	Amount	Price Per	Offering	Fee	Registration	Form	File	effective	Carried
	Type	Class Title	Rule	Registered	Share	Price	Rate	Fee	Type	Number	date	Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(2)	(3)	(3)		0
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(2)	(3)	(3)		0
	Other	Warrants	457(o)	(2)	(3)	(3)		0
	Debt	Debt Securities	457(o)	(2)	(3)	(3)		0
	Other	Rights	457(o)	(2)	(3)	(3)		0
	Other	Units(1)	457(o)	(2)	(3)	(3)		0
	Total	Unallocated (Universal) Shelf	457(o)	(2)	(3)	$25,000,000	0.00014760	$3,690
Fees previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts							$25,000,000
	Total Fees Previously Paid							$
	Total Fee Offsets							—
	Net Fees Due							$3,690

(1)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and subscription rights.

(2)	The securities registered hereunder covers an indeterminate number of shares of common stock, shares of preferred stock, warrants, rights, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of shares of common stock as may be issued upon exercise of warrants, conversion of preferred stock, conversion of debt securities, exercise of rights, or pursuant to the anti-dilution provisions of any such securities. The securities registered also include an indeterminate amount and number of shares of preferred stock as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.